As filed with the Securities and Exchange Commission on January 10, 2000 Registration No. __________



                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ------------------------------
                          QUICKSILVER RESOURCES INC.
            (Exact name of registrant as specified in its charter)


          Delaware                             1311               75-2756163
(State or other jurisdiction       (Primary Standard Industrial  (IRS Employer
of incorporation or organization)  Classification Code Number)   Identification
                                                                 Number)

                           1619 Pennsylvania Avenue
                            Fort Worth, Texas 76104
              (Address of principal executive offices) (Zip Code)
                       --------------------------------
                          QUICKSILVER RESOURCES INC.
                  1999 STOCK OPTION AND RETENTION STOCK PLAN
                           (Full title of the plans)
                      ----------------------------------
                                  BILL LAMKIN
       Executive Vice President, Chief Financial Officer, and Secretary
                          Quicksilver Resources Inc.
                           1619 Pennsylvania Avenue
                            Fort Worth, Texas 76104
                    (Name and address of agent for service)

                                (817) 877-3151
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of                                          Proposed maximum      Proposed maximum
securities                          Amount           offering             aggregate            Amount of
to be                                to be             price                offering          registration
registered                       registered(1)       per share              price                 fee
----------                       --------------     -----------          -----------        --------------
Common stock ($0.01 par value)      1,300,000         3.875 (2)           $5,037,500           $1,329.90

_______________________________________________________________________________

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1999 Stock Option and Retention Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Quicksilver Resources Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the average of the high and low prices per share of common stock of Quicksilver Resources Inc. as quoted on the American Stock Exchange on January 6, 2000.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information
          ----------------

          In accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information
          -----------------------------------------------------------

          In accordance with Rule 428 under the 1933 Act and the Note to Part I of Form S-8, the information required by this item has been omitted from this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          Quicksilver Resources Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act in connection with the Registration Statement No. 333-89229 on Form S-1 (the "S-1 Registration Statement") filed with the SEC on October 18, 1999, together with all amendments thereto, in which there is set forth audited financial statements for the registrant's fiscal year ended December 31, 1998; and

          (b) The description of the registrant's outstanding common stock contained in the S-1 Registration Statement, including any amendment or report filed for the purpose of updating such description.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c),14 or 15(d) of the Securities Exchange Act of 1934 ("the 1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          Quicksilver's bylaws provide that indemnification shall be provided to the fullest extent permitted by the DGCL for all current or former directors or officers of Quicksilver.

          As permitted by the DGCL, Quicksilver's certificate of incorporation provides that directors of Quicksilver shall have no personal liability to Quicksilver or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Quicksilver or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

          Reference is made to Section 7 of the underwriting agreement filed as
          Exhibit 1.1 to the S-1 Registration Statement, indemnifying the officers and directors of the registrant against certain liabilities.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

Exhibit Number      Exhibit
--------------      -------

4 Instruments Defining Rights of Stockholders. Reference is made to the S-1 Registration Statement, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

5                   Opinion and consent of Cantey & Hanger, L.L.P.

23.1                Consent of Deloitte & Touche L.L.P.

23.2                Consent of Cantey & Hanger, L.L.P. is contained in Exhibit
                    5.

24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9.   Undertakings
          ------------

               A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1) (i) and (1) (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the registrant's 1999 Stock Option and Retention Stock Plan.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on January 10, 2000.

                                QUICKSILVER RESOURCES INC.


                                By: /s/ Glenn  Darden
                                    ---------------------------------------
                                        Glenn  Darden
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Quicksilver Resources Inc., a Delaware corporation, do hereby constitute and appoint Glenn Darden and Bill Lamkin, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Name                                       Title                        Date
     ----                                       -----                        ----
/s/ Thomas F. Darden                 Chairman of the Board              January 10, 2000
--------------------------------
Thomas F. Darden

/s/ Glenn M. Darden                  President, Chief Executive         January 10, 2000
-------------------------------      Officer and Director (principal
                                     executive officer)
Glenn M. Darden

/s/ Bill Lamkin                      Executive Vice President, Chief    January 10, 2000
-------------------------------      Financial Officer and Secretary
Bill Lamkin                          (Principal financial and
                                     accounting officer)


/s/ Frank Darden                     Director                           January 10, 2000
-------------------------------
Frank Darden

/s/ Anne Darden Self                 Director                           January 10, 2000
-------------------------------
Anne Darden Self

/s/ Steven M. Morris                 Director                           January 10, 2000
-------------------------------
Steven M. Morris

/s/ W. Yandell Rogers, III           Director                           January 10, 2000
-------------------------------
W. Yandell Rogers, III


                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   EXHIBITS
                                      TO
                                   FORM S-8
                                     UNDER
                            SECURITIES ACT OF 1933

                          QUICKSILVER RESOURCES INC.

                                 EXHIBIT LIST
                                 ------------


Exhibit Number        Exhibit
--------------        -------

4 Instruments Defining Rights of Stockholders. Reference is made to the S-1 Registration statement, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

5                     Opinion and consent of Cantey & Hanger, L.L.P.

23.1                  Consent of Deloitte & Touche L.L.P.

23.2                  Consent of Cantey & Hanger, L.L.P. is contained in Exhibit
                      5.

24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.